HERITAGE BANK OF COMMERCE

                         	EMPLOYEE STOCK OWNERSHIP PLAN




Prepared: December 3, 1997
Menke & Associates, Inc.
All rights reserved.

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	CONTENTS

      Section	                                           Page

1.	NATURE OF PLAN.	                                        1

2.	DEFINITIONS.	                                           2

3.	ELIGIBILITY.	                                          16

4.	PARTICIPATION IN ALLOCATION OF BENEFITS.	              17
(a)	Participation.	                                       17
(b)	Leave of Absence.	                                    17
(c)	Suspended Participation.	                             18
(d)	Inactive Participation.	                              18

5.	EMPLOYER CONTRIBUTIONS.	                               19
(a)	Amount of Contribution.	                              19
(b)	Time for Making Contribution.	                        19
(c)	Form of Contribution.	                                19

6.	INVESTMENT OF TRUST ASSETS.	                           20
(a)	Authorized Investments.	                              20
(b)	Duties of Committee.	                                 20
(c)	Plan Loans.	                                          20
(d)	Nonrecognition of Gain.	                              21

7.	ALLOCATIONS TO ACCOUNTS.	                              23
(a)	Individual Accounts.	                                 23
(b)	Company Stock Account.	                               23
(c)	Other Investments Account.	                           25

8.	EXPENSES OF THE PLAN AND TRUST.	                       26

9.	VOTING COMPANY STOCK.	                                 27

10.	DISCLOSURE TO PARTICIPANTS.	                          28
(a)	Summary Plan Description.	                            28
(b)	Summary Annual Report.	                               28
(c)	Annual Statement.	                                    28
(d)	Notice of Rollover Treatment.	                        29
(e)	Additional Disclosure.	                               29

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11.	ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES.	30
(a)	Allocation of Employer Contributions and Forfeitures.	30
(b)	Allocation Limitations.	                              31

12.	PLAN BENEFIT AT DEATH, DISABILITY OR RETIREMENT.	     35
(a)	Normal Retirement.	                                   35
(b)	Disability Retirement.	                               35
(c)	Deferred Retirement.	                                 35

13.	OTHER TERMINATION OF SERVICE AND VESTING.	            36
(a)	Vesting Schedule.	                                    36
(b)	Vesting Upon Reemployment.	                           36
(c)	Forfeitures.	                                         37
(d)	Cash-Out Distribution.	                               38

14.	DISTRIBUTION OF PLAN BENEFIT.	                        40
(a)	Death, Disability or Retirement.	                     40
(b)	Other Termination of Participation.	                  40
(c)	Death Prior to Distribution.	                         42
(d)	Valuation Date.	                                      42
(e)	Limitations.	                                         42
(f)	Commencement of Benefits.	                            43
(g)	Undistributed Accounts.	                              43
(h)	Optional Direct Transfer of Eligible Rollover
    Distributions.	                                       44
(i)	Lien on Distribution.	                                44

15.	HOW PLAN BENEFIT WILL BE DISTRIBUTED.	                45
(a)	Form of Distribution.	                                45
(b)	Beneficiaries.	                                       45

16.	RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY
    STOCK.	                                               46
(a)	"Put" Option.	                                        46
(b)	Right of First Refusal.	                              47
(c)	Other Options.	                                       48

17.	SPECIAL PROVISIONS.	                                  49
(a)	Diversification of Investments.	                      49
(b)	Cash Dividends.	                                      49

18.	ADMINISTRATION.	                                      51
(a)	Named Fiduciaries for Administration of Plan and
    for Investment and Control of Plan Assets.            51
(b)	Investment of Plan Assets.	                           53
(c)	Funding Policy.	                                      54
(d)	Claims Procedures.	                                   54

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(e)	Qualified Domestic Relations Orders.	                 55
(f)	General.	                                             56

19.	AMENDMENT AND TERMINATION.	                           58
(a)	Amendment.	                                           58
(b)	Changes in the Code.	                                 58
(c)	Termination, Partial Termination or Complete
    Discontinuance of Contributions.	                     58
(d)	Determination by Internal Revenue Service.	           59
(e)	Return of Employer's Contribution.	                   59

20.	MISCELLANEOUS.	                                       61
(a)	Participation by Affiliated Company.	                 61
(b)	Limitation of Rights; Employment Relationship.	       61
(c)	Merger; Transfer of Assets.	                          61
(d)	Prohibition Against Assignment.	                      61
(e)	Applicable Law; Severability.	                        62

21.	TOP HEAVY PROVISIONS.	                                63
(a)	Definitions.	                                         63
(b)	Vesting Requirements.	                                65
(c)	Minimum Benefits.	                                    66
(d)	Limitation on Annual Additions.	                      67

22.	EXECUTION.	                                           68

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                           	HERITAGE BANK OF COMMERCE
                         	EMPLOYEE STOCK OWNERSHIP PLAN



Section 1.	NATURE OF PLAN.

(a)	The purpose of this Plan is to enable participating
Employees of the Company and of any participating affiliates to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security. A primary purpose of the Plan is to enable Participants to acquire a proprietary interest in the Company. Consequently, Employer Contributions made to the Trust will be primarily invested in Employer Securities.

(b)	This Plan, effective as of January 1, 1997, is intended
to qualify as an Employee Stock Ownership Plan, as defined in
Section 4975(e)(7) of the Internal Revenue Code (hereinafter referred to as the "Code"), and as a stock bonus plan under
Section 401(a) of the Code. All assets acquired under this Plan as a result of Employer Contributions, income and other additions to the Trust will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan which is administered by the Committee for the exclusive benefit of Participants in the Plan and their Beneficiaries. It is intended that all benefits, rights and features of this Plan be uniformly available to all Participants.

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Section 2.	DEFINITIONS.

In this Plan, whenever the context so indicates, the singular or plural number shall each be deemed to include the other, and the capitalized words shall have the following meanings:

ACCOUNT

One of several Accounts maintained to record the interest of a Participant in the Plan.

AFFILIATED COMPANY

Any Company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer, any trade or business
(whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer, any affiliated service group which includes the Employer (as defined in Section 414(m) of the Code), and any other entity required to be aggre-gated with the Employer under Section 414(o) of the Code.

ALTERNATE PAYEE

A spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations
Order as having a right to receive all or a portion of the benefits otherwise payable to a Participant.

ANNIVERSARY DATE

The 31st day of December of each year.

ANNUAL ADDITIONS

The aggregate of amounts credited to a Participant's
Accounts each year from Employer Contributions, Forfei-tures, and a Participant's voluntary contributions (if any) under all defined contribution plans of an Employer or Affiliated Company; provided, however, that Employer Contributions applied to the payment of interest on a Securities Acquisition Loan and Forfeitures of Employer Securities purchased with the proceeds of a Securities Acquisition Loan shall be excluded if no more than one third (a) of the Employer
Contribution deductible under Section 404(a)(9) of the Code for that year is allocated to the Accounts of Highly Compensated Employees. Amounts allocated after
March 31, 1984 to an individual medical account (as defined in Section 415(l)(2) of the Code) which is part of a pension or annuity plan maintained by the Company shall be treated as an Annual Addition. Any amounts attributable to postretirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d)(3) of the Code) under any Welfare Benefit Plan (as defined in Section 419(e) of the Code) after December 31, 1985 shall be treated as an Annual Addition. A restored Forfeiture, a transfer from another qualified pension plan and a rollover contribution (if any) shall not be counted as an Annual
Addition.

BENEFICIARY

The person or persons entitled to receive any benefits under the Plan in the event of a Participant's death.

BOARD OF DIRECTORS

The board of directors of the Company.

BREAK IN SERVICE

A Plan Year during which a Participant has not completed more than 500 Hours of Service; provided, however, that for purposes of Section 3 of the Plan, the Eligibility Computation Period will be used to measure Breaks in Service.

CODE

The Internal Revenue Code of 1986, as amended from time to time.

COMMITTEE

The Committee appointed by the Board of Directors to administer the Plan and to give instructions to the Trustee.

COMPANY

Heritage Bank of Commerce.

COMPANY  STOCK

Shares of any class of stock, preferred or common, voting or nonvoting, which are issued by the Company or by any affiliate of the Company, as defined in Section
407(d) of ERISA, including Employer Securities and
Qualified Employer Securities.

COMPANY STOCK ACCOUNT

The Account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust or contributed to the Trust.

CONTRIBUTIONS

Employer contributions which are deductible by an Employer under Section 404(a) of the Code.

COVERED COMPENSATION

The Total Compensation paid to a Participant by the Employer for each Plan Year, including any salary deferrals under Sections 401(k) and 125 of the Code, but excluding bonuses, commission, overtime, reimbursement or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits, and deferred compensation except deferrals under Sections 401(k) and 125 of the Code.
Notwithstanding the foregoing, Covered Compensation of any Participant taken into account in any Plan Year shall not exceed $150,000, as adjusted by the Commis-sioner for increases in cost of living in accordance with section 401(a)(17)(B) of the Code.

DEFERRED RETIREMENT

Termination of service subsequent to attainment of the Normal Retirement Date.

DIRECT ROLLOVER

A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

DISABILITY

If a Participant terminated employment because of a total and permanent disability, the Participant will be given a Disability Retirement without regard to age or length of service, and the termination benefit shall be one hundred percent (100%) of the amounts in all of the Participant's Accounts. "Total and permanent dis-ability" shall mean the Participant's entitlement to Social Security disability benefits.

DISTRIBUTEE

Any Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

DOMESTIC RELATIONS ORDER

Any judgment, decree, or order (including approval of a property settlement agreement) which is made pursuant to a State domestic relations law and which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant.

EFFECTIVE DATE

The Effective Date of this Plan is January 1, 1997.

ELIGIBILITY COMPUTATION PERIOD

To determine Years of Service and Breaks in Service for purposes of eligibility, the initial 12-month period shall commence on the date the Employee first performs an Hour of Service for the Company. The second 12-month period shall be the Plan Year which commences prior to the end of the initial 12-month period, regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first
Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.
All subsequent computation periods will continue to be determined on the Plan Year.

ELIGIBLE RETIREMENT PLAN

An individual retirement account described in Section
408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover
Distribution.  However, in the case of an Eligible
Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

ELIGIBLE ROLLOVER DISTRIBUTION

Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

EMPLOYEE

A person, employed by an Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by an Employer, as well as any other person qualifying as a common law employee of an Employer. Employee shall include Leased Employees unless: (i) such Employee is covered by a money purchase pension plan providing:
(1) a nonintegrated Employer contribution rate of at least ten percent (10%) of compensation, as defined in
Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or
Section 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and
(ii) Leased Employees do not constitute more than twenty percent (20%) of the Company's nonhighly compensated work force.

EMPLOYER

Heritage Bank of Commerce and any other affiliate of the Company, as defined in Section 407(d) of the ERISA, or any predecessor or successor corporation, which has been designated by the Company as an Employer participating in the Plan, and which has accepted such designation and has agreed to be bound by the terms of the Plan and Trust Agreement.

EMPLOYER SECURITIES

Common stock issued by the Company or by any affiliate of the Company, as defined in Section 407(d) of ERISA, having a combination of voting power and dividend rights equal to (i) that class of common stock of the Company having the greatest voting power and (ii) that class of common stock of the Company having the greatest dividend rights. Noncallable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into common stock which meets the above requirements, and if (as of the date of acquisition by the Plan) the conversion price is reasonable.

EMPLOYMENT COMMENCEMENT DATE

The date on which the Employee shall first perform an Hour of Service for the Employer.

ENTRY DATE

The first day of January of each year.

ERISA

The Employee Retirement Income Security Act of 1974, as amended from time to time.

FISCAL YEAR

The annual accounting period adopted by the Company for federal income tax purposes.

FORFEITURES

The portion of a Participant's Accounts which does not become part of the Participant's Plan Benefit. See
Section 13 of the Plan.

HIGHLY COMPENSATED EMPLOYEE

The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

The term Highly Compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year, (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section
415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

The term Highly Compensated Employee also includes (i)
Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year," and the Employee is one of the one hundred (100) Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly
Compensated Employee.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

The term Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performed no service for the Employer during the determination year, and was a highly compensated active
Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

Notwithstanding the foregoing, effective for years beginning after December 31, 1996, an Employee is treated as highly compensated only if the Employee (1) was a five percent (5%) owner of the Employer at any time during the Plan Year or the preceding Plan Year or
(2) either: (a) had Total Compensation for the preceding Plan Year in excess of $80,000 (indexed for inflation); or (b) at the election of the Employer had Total Compensation for the preceding Plan Year in excess of $80,000 (indexed for inflation) and was in the top twenty percent (20%) of the Employees by Total
Compensation for such Plan Year. In determining whether an Employee is highly compensated during the Plan Year beginning on or after January 1, 1997, the provisions of this new definition are treated as effective in the Plan Year beginning on or after January 1, 1996. In determining whether someone was highly compensated for the Plan Year beginning on or after January 1, 1997, the family aggregation rules do not apply in determining the Employee's Total
Compensation for the Plan Year beginning on or after January 1, 1996.

HOUR OF SERVICE

(a)	Each hour for which an Employee is paid, or en-
titled to payment, for the performance of duties for the Employer or any Affiliated Company during the applicable computation period.


(b)	Each hour for which an Employee is paid, or en-
titled to payment, by the Employer or any Affiliated
Company on account of a period of time during which no duties are performed (irrespective of whether the em-ployment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.
Notwithstanding the preceding sentence, (1) no more than 501 Hours of Service will be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (2) an hour for which an Employee is directly or indirectly paid, or entitled to payment, during a period in which no duties are performed, will not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws;
and (3) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
For purposes of this paragraph (b), a payment shall be deemed to be made by or due from an Employer or an Affiliated Company regardless of whether such payment is made by or due from the Employer or an Affiliated
Company directly or indirectly through, among others, a trust fund, or insurer, to which the Employer or an Affiliated Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c)	 Each hour for which back pay, irrespective of
mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Company.

(d)	The determination of Hours of Service for reasons
other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with U.S. Department of Labor Regulations
Section 2530.200b-2 (b) and (c). There shall be no duplication of Hours of Service under any of the fore-going provisions.

(e)	In the case of a salaried Employee who is not paid
on an hourly basis, Hours of Service shall be based on any available records which accurately reflect the actual number of hours worked by such Employee. If such records do not exist, such Employee shall be credited with Hours of Service on the basis of 45 hours for each week for which the Employee would be credited with at least one Hour of Service.

(f)	For purposes of determining whether a Participant
has incurred a one-year Break in Service, a Participant will be credited with Hours of Service for certain periods of absence from work by reason of the Partici-pant's pregnancy, the birth of a Participant's child, the adoption of a Participant's child, or caring for a Participant's child during the period immediately following the birth or adoption of such child. If the Participant's normal work hours are known, such Participant will be credited with the number of hours that normally would have been credited for such absence. If the Participant's normal work hours are not known, such Participant will be credited with eight
Hours of Service for each normal workday during such absence. Not more than 501 Hours of Service shall be credited for such purposes in the Plan Year in which such absence commences if the Participant would otherwise incur a Break in Service in such Plan Year;
otherwise, such Hours of Service shall be credited in the following Plan Year if such absence continues in such Plan Year.

INDEPENDENT APPRAISER

Any appraiser, appointed by the Trustee, who is independent of the Company and who meets requirements of the regulations prescribed under Section 170(a)(1) of the Code.

LEASED EMPLOYEE

Any person (other than an Employee of the Company) who pursuant to an agreement between the Company and any other person ("leasing organization") has performed services for the Company (or for the Company and related persons determined in accordance with Section
414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Company.
Effective for all Plan Years beginning on or after January 1, 1997, the "historically performed" test is replaced with a new test under which an individual is not considered a leased employee unless the individual's services are performed under primary direction or control by the service recipient.
Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

LIMITATION YEAR

For purposes of the limitations on Contributions and benefits imposed by Section 415 of the Code, the Limitation Year shall be the Plan Year.

NORMAL RETIREMENT

Termination of service upon attainment of the Normal
Retirement Date.

NORMAL RETIREMENT DATE

The date on which a Participant attains age sixty-five
(65).

OTHER INVESTMENTS ACCOUNT

The Account of a Participant which is credited with a share of the net income (or loss) of the Trust and Employer Contributions and Forfeitures in other than Company Stock and which is debited with payments made to pay for Company Stock.

PARTICIPANT

Any Employee who is participating in this Plan as defined in Section 3 of the Plan or former Employee for whom an Account is maintained. A Participant ceases to be a Participant when such Participant's Account is closed after all amounts have been distributed or Forfeited.

PLAN

The Heritage Bank of Commerce Employee Stock Ownership
Plan, which includes the Plan and Trust Agreement.

PLAN BENEFIT

The vested amount, as defined in Sections 12 and 13 of the Plan, of a Participant's Accounts.

PLAN YEAR

The twelve (12) month period ending on each Anniversary
Date.

QUALIFIED ELECTION PERIOD

The six (6) Plan Year period beginning with the first
Plan Year in which the Participant first became a Qualified Participant.

QUALIFIED EMPLOYER SECURITIES

Employer Securities which are issued by a domestic corporation that has no securities outstanding that are readily tradable on an established securities market, have been held for at least three years by the seller and were not received by the seller in a distribution from a Plan qualified under Section 401(a) or in a transfer pursuant to an option or other right to acquire stock under Section 83, 422, 422A, 423 or 424 of the Code.

QUALIFIED PARTICIPANT

Any Participant who has attained age fifty-five (55) and has completed ten (10) years of participation under the Plan.

QUALIFIED REPLACEMENT PROPERTY

Any stock, bond, debenture, note, or other evidence of indebtedness issued by a domestic corporation (other than the Employer corporation or any corporation which is a member of a parent-subsidiary controlled group which includes the Employer corporation) which does not, for the taxable year preceding the taxable year in which such security is purchased, have passive investment income exceeding twenty-five percent (25%) of the gross receipts of such corporation for such year.

RETIREMENT

Termination of service due to Normal Retirement, Deferred Retirement, or Disability.

SEGREGATED INVESTMENTS ACCOUNT

The Account of a Participant which is credited with amounts which may not be used to purchase shares of Company Stock pursuant to the provisions of Rev. Proc.
87-22.

STOCK BONUS PLAN

The portion of the Plan which is designed to qualify as such and is subject to the rules pertaining to a stock bonus plan under Section 401(a) of the Code.

SUSPENSE ACCOUNT

The Suspense Account maintained by the Committee to which shall be credited all shares of Employer Securi-ties purchased with the proceeds of a Securities
Acquisition Loan.

TOTAL COMPENSATION

For purposes of Section 415 of the Code and the Top
Heavy provisions in Section 21 of this Plan,

(a)	 The term "Total Compensation" includes:

(1)	 The Employee's wages, salaries, fees for
professional services, and other amounts received
(without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the regulations under Section 62 of the Code).

(2)	 In the case of an Employee who is an employee
within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Employee's earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder).

(3)	Amounts described in Sections 104(a)(3), 105(a)
and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee.

(4)	 Amounts paid or reimbursed by the Employer for
moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code.

(5)	The value of a nonqualified stock option granted
to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted.

(6)	The amount includable in the gross income of an
Employee upon making the election described in Section
83(b) of the Code.

(7)	 For purposes of subdivisions (1) and (2) of this
subparagraph, foreign earned income (as defined in Section 911(b) of the Code), whether or not excludable from gross income under Section 911 of the Code.
Compensation described in subdivision (1) of this subparagraph is to be determined without regard to the exclusions from gross income in Sections 931 and 933 of the Code. Similar principles are to be applied with respect to income subject to Sections 931 and 933 of the Code in determining compensation described in sub-division (2) of this subparagraph.

(b)	 The term "Total Compensation" does not include
items such as:

(1)	Contributions made by the Employer to a plan of
deferred compensation to the extent that, before the application of Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) are not considered as compensation for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for Section 415 purposes, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded nonqualified plan may be considered as compensation for Code Section 415 purposes in the year such amounts are includable in the gross income of the Employee.

(2)	 Amounts realized from the exercise of a nonqual-
ified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (under Section 83 of the Code).

(3)	Amounts realized from the sale, exchange or other
disposition of stock acquired under a qualified stock option.

(4)	Other amounts which receive special tax benefits,
such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code
(whether or not the contributions are excludable from the gross income of the Employee).

TRUST

The Trust created by the Trust Agreement entered into between the Company and the Trustee.

TRUST AGREEMENT

The Agreement between the Company and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

TRUSTEE

The Trustee (or Trustees) designated by the Company's
Board of Directors (and any successor Trustee).  The
Board of Directors may provide that any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service as both Trustee and Committee member).

VALUATION DATE

The Anniversary Date coinciding with or immediately preceding the date of actual distribution of Plan
Benefits. For purposes of the top heavy provisions of this Plan, the Valuation Date is the most recent Anni-versary Date within a twelve (12)-month period ending on a Determination Date (as defined in Section 21).

YEAR OF SERVICE

For purposes of vesting under Section 13, all Plan
Years beginning on or after the Effective Date during which an Employee has completed 1,000 or more Hours of Service, including any Plan Year during which such Participant has completed 1,000 or more Hours of

Service but has not yet become eligible to participate in the Plan.

In addition, for purposes of vesting, Years of Service also include all years of employment with the Employer prior to the Effective Date of the Plan in which the Employee completed 1,000 or more Hours of Service within the fiscal year of the Employer.

Section 3.	ELIGIBILITY.

Each Employee shall become eligible to participate in the Plan retroactively as of the first day of the Plan Year in which the Employee first completes 90 days of employment with the Employer measured from the Employee's Employment Commencement
Date.

An Employee whose terms of employment with the Employer are covered by a collective bargaining agreement shall not be eligible to participate in the Plan unless the terms of such col-lective bargaining agreement specifically provide for participa-tion in this Plan. Notwithstanding the foregoing, in the event any such Employees cease to be subject to the collective bargain-ing agreement, Years of Service for purposes of eligibility and vesting shall include all Years of Service with the Employer.
An Employee who is a Leased Employee shall not be eligible to participate in this Plan. Notwithstanding the foregoing, in the event an Employee ceases to be a Leased Employee, Years of Service for purposes of eligibility and vesting shall include all Years of Service with the Employer.

Section 4.	PARTICIPATION IN ALLOCATION OF BENEFITS.

(a)	Participation.

A Participant will share in the allocation of Employer Contributions and Forfeitures only if the Participant has accumulated 1,000 or more Hours of Service during the Plan Year. In addition, Participants who separate from service for reasons other than death, Disability or Retirement, will not share in the allocation of Employer Contributions and Forfeitures unless such Participant was employed on the last day of the Plan Year in which the Participant separates from service.

A Participant reemployed following a Break in Service shall again resume participation in the Plan as of the date of reemployment for purposes of vesting under Section 13 and for purposes of participating in Employer Contributions and Forfeitures under Section 11 (subject to the requirements of this Section 4 and Section 13 of the Plan). However, if the Participant is reemployed after a Break in Service and has no vested rights under the Plan and the number of consecutive one-year Breaks in Service equals or exceeds five years or the number of aggregate years of prebreak service, whichever is greater, the Participant shall be treated as a new Employee for purposes of participation.

(b)	Leave of Absence.

A Participant's employment is not considered terminated for purposes of the Plan if the Participant has been on leave of absence with the consent of the Company, provided that the Participant returns to the employ of the Company within thirty
(30) days after the leave (or within such longer period as may be prescribed by law). Leave of absence shall mean a leave granted by the Company, in accordance with rules uniformly applied to all Participants, for reasons of health or public service or for reasons determined by the Company to be in its best interests. Solely for purposes of preventing a Break in Service, a Participant on such leave of absence shall be credited with eight
(8) Hours of Service for each business day of the leave. A Participant who does not return to the employ of the Company within the prescribed time following the end of the leave of absence shall be deemed to have terminated employment as of the date when the leave began, unless such failure to return was the result of death, Disability or Retirement.

(c)	Suspended Participation.

A Participant who ceases to be an eligible Employee by becoming subject to a collective bargaining agreement shall become a suspended Participant. During the period of suspension, no amounts shall be credited to the Participant's Accounts which are based on the Participant's Covered Compensation from and after the date of suspension. However, amounts previously credited to a Participant's Accounts shall continue to vest and the Participant shall be entitled to benefits in accordance with the provisions of Section 14(g) of this Plan throughout the period during which the Participant is on suspended status.

(d)	Inactive Participation.

A Participant who has more than 500 Hours of Service but less than 1,000 Hours of Service in any Plan Year shall be an inactive Participant for that Plan Year. No amounts shall be credited to such Participant's Accounts which are based on the Participant's Covered Compensation for that Plan Year.

Section 5.	EMPLOYER CONTRIBUTIONS.

(a)	Amount of Contribution.

Employer Contributions shall be made to the Trust in
such amounts as may be determined by the Company's Board of Directors, provided that such Contributions shall not exceed the maximum amounts deductible under Sections 404(a)(3) and 404(a)(9) of the Code. To the extent the Trust has not received cash in an amount sufficient to meet the Trust's current obligations under a Securities Acquisition Loan, Employer Contributions shall be made in sufficient amounts to cover principal and interest on a
Securities Acquisition Loan.   Notwithstanding the foregoing,
Employer Contributions may not be made in amounts which would permit the limitation described in Section 11(b) to be exceeded.

(b)	Time for Making Contribution.

Employer Contributions for each year must be established by resolution of the Company's Board of Directors and paid to the Trust not later than the due date for filing the Company's federal income tax return for that year, including extensions of such date.

(c)	Form of Contribution.

Employer Contributions may be paid in cash, shares of Company Stock or other property as the Company's Board of Directors may from time to time determine. Shares of Company
Stock and other property will be valued at their then fair market value.

Section 6.	INVESTMENT OF TRUST ASSETS.

(a)	Authorized Investments.

Employer Contributions in cash received by the Trust will be applied to pay any outstanding obligations of the Trust incurred for the purchase of Employer Securities, or may be applied to purchase additional shares of Company Stock from current shareholders, treasury shares, or newly issued shares from the Company. The Committee may also direct the Trustee to invest funds under the Plan in savings accounts, certificates of deposit, securities, or other equity stocks or bonds or in any other kind of real or personal property, including interests in oil or other depletable natural resources, options, puts, calls, futures contracts and commodities; or such funds may be held in non-interest-bearing bank accounts as necessary on a temporary basis.

(b)	Duties of Committee.

Except as otherwise provided in Section 18(b), all investments will be made by the Trustee only upon the direction of the Committee. Except in the case of a purchase from a Dis-qualified Person (as defined in Section 16(a) of the Plan), all purchases of Company Stock shall be made at no more than fair market value, as determined by an Independent Appraiser as of the most recent Anniversary Date. In the case of a purchase from a Disqualified Person, all purchases of Company Stock shall be made at prices which, in the judgment of the Independent Appraiser, do not exceed the fair market value of such shares as of the date of the transaction.

(c)	Plan Loans.

(1)	The Committee may direct the Trustee to incur Plan
loans from time to time to carry out the purposes of the Trust, provided that if the loan is a Securities Acquisition Loan, the terms of the loan must comply with the following requirements:
Any such loan shall be for a specified term, shall bear a reasonable rate of interest, may not exceed fifteen (15) years in duration, and may only be secured by a collateral pledge of the Employer Securities so acquired. Any such loan shall be primarily for the benefit of Plan Participants and their Bene-ficiaries. No other Trust assets may be pledged as collateral by the Trustee, and no lender shall have recourse against Trust assets other than any shares of Employer Securities remaining subject to pledge. Any pledge of Employer Securities must pro-vide for the release of shares so pledged pursuant to either the "General Rule" or the "Special Rule" set forth in Section 7. Shares of Employer Securities released from the Suspense Account shall be allocated to Participants' accounts in shares of stock or other nonmonetary units. Repayments of principal and interest on any Securities Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer Contributions in cash to the Trust, from any cash dividends received by the Trust on such Employer Securities or from any earnings attributable to the investment of Employer Contributions made to the Trust in cash to meet its obligations under the loan. Such Contributions, dividends and earnings shall be accounted for separately in the books of accounts of the Plan until the Securities Acquisition Loan is repaid. The proceeds of a Securi-ties Acquisition Loan may be used only to acquire Employer Securities, to repay such loan or to repay a prior Securities Acquisition Loan. The Plan may not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder. The protections and rights described in Section 16 are nonterminable. Should this Plan cease to be an Employee Stock Ownership Plan, or should the Securities Acquisition Loan be repaid, all Employer Securities will continue to be subject to the provisions of Section 16. If securities acquired with the proceeds of a Securities Acquisition Loan available for distribution consist of more than one class, a Distributee must receive substantially the same portion of each such class.
(2)	In the event of default upon a Securities
Acquisition Loan, the value of Plan assets transferred in satis-faction of the loan must not exceed the amount of default. If the lender is a Disqualified Person, a loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

(d)	Nonrecognition of Gain.

(1)	There shall be no recognition of gain upon a sale
of Employer Securities to the Plan if (i) the seller has held such Securities for at least three (3) years, (ii) after the purchase the Plan owns at least thirty percent (30%) of each class of outstanding stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Code), or thirty percent (30%) of the total value of all outstanding stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) the seller purchases Qualified Replacement Property within three (3) months prior to the sale or within twelve (12) months after the sale, (iv) on or before the time (including extension) for filing an income tax return, the seller files with the IRS a written statement verified by the

Company, regarding the terms of the sale, and (v) the Plan complies with the allocation requirements set forth in Section
11(b)(5).

(2)	If, during the three-year period after the Plan
acquires Qualified Employer Securities in a transaction in which gain is not recognized, the Plan disposes of part or all of such Qualified Employer Securities, the Company shall be liable for a tax equal to ten percent (10%) of the amount realized upon the disposition, unless such disposition is necessary to meet the diversification requirements of Section 17(a) of the Plan, or unless such disposition is made to a Participant (or the Partici-pant's Beneficiary) by reason of death, Disability, Retirement after age fifty-nine and one-half (592), or a separation from service which results in a one-year Break in Service.

Section 7.	ALLOCATIONS TO ACCOUNTS.

(a)	Individual Accounts.

The Committee shall establish and maintain individual
Accounts for each Participant in the Plan. Individual Accounts shall also be maintained for all former Participants who still have an interest in the Plan. Except as provided in Section 17(a), such individual Accounts shall not require a segregation of the Trust assets and no Participant, former Participant or Beneficiary shall acquire any right to or interest in any specific asset of the Trust as a result of the allocation pro-vided for in the Plan.

(b)	Company Stock Account.

(1)	The Company Stock Account of each Participant will
be credited as of each Anniversary Date with the Participant's allocated share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind by the Company, with Forfeitures of Company Stock and with stock dividends on Company Stock held in the Participant's Company Stock Account.

Employer Securities acquired by the Trust with the proceeds of a Securities Acquisition Loan shall be credited to a Suspense Account. For each Plan Year during the duration of the loan, the number of shares of Employer Securities to be released from said Suspense Account and allocated to the Company Stock Accounts of Participants shall be determined pursuant to either the "General Rule" or the "Special Rule" described below as selected by the Committee for each Securities Acquisition Loan. Once the Committee has selected either the General Rule or the Special Rule, that Rule shall be used exclusively for the allocation of shares of Employer Securities purchased with the proceeds of a particular Securities Acquisition Loan.

(A)	General Rule: For each Plan Year during the
duration of the loan, the Committee shall withdraw from the Suspense Account a number of shares of Employer Securities equal to the total number of such shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction:

(i)	The numerator of which is the amount of
principal and interest paid for the Plan Year; and

(ii)	The denominator of which is the sum of
the numerator plus the principal and interest to be paid for all future years.

(B)	Special Rule:

(i)	For each Plan Year, the Committee shall
withdraw from the Suspense Account a number of shares of Employer
Securities equal to the total number of such shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction:

(aa)	The numerator of which is the
amount of principal paid for the Plan Year; and

(bb)	The denominator of which is the sum
of the numerator plus the principal to be paid for all future
Plan Years.

(ii)	The Committee may select the Special Rule only if:

(aa)	The Securities Acquisition Loan
provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(bb)	The interest included in any
payment is disregarded only to the extent that it would be deter-mined to be interest under standard loan amortization tables; and

(cc)	By reason of a renewal, extension
or refinancing, the sum of the expired duration of the original loan, any renewal period, any extension period and the duration of any new loan does not exceed 10 years.

(C)	In determining the number of shares to be
released for any Plan Year under either the General Rule or the

Special Rule:

(i)	The number of future years under the
Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;

(ii)	If the Loan provides for a variable
interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made;
and

(iii)	 If the Employer Securities
allocated to the Suspense Account includes more than one class of shares, the number of shares of each class to be withdrawn for a Plan Year from the Suspense Account must be determined by apply-ing the applicable fraction provided for above to each such class.

(2)	Allocations of Company Stock shall be reflected
separately for each class of such stock, and the Committee shall maintain adequate records of the aggregate cost basis of Company
Stock allocated to each Participant's Company Stock Account.

(c)	Other Investments Account.

The Other Investments Account of each Participant will be credited (or debited) as of each Anniversary Date with the Participant's share of the net income (or loss) of the Trust, with cash dividends on Company Stock not distributed to Partici-pants or used to pay a Securities Acquisition Loan and with Employer Contributions and Forfeitures in other than Company Stock. The Other Investments Account of each Participant will be credited (or debited) as of each Anniversary Date with the Participant's share of the unrealized appreciation (or deprecia-tion) in the value of Trust assets other than Company Stock. It will be debited for any payments for purchases of Company Stock or for repayment of debt (including principal and interest) incurred for the purchase of Employer Securities.

Section 8.	EXPENSES OF THE PLAN AND TRUST.

Normal brokerage charges which are included in the cost of securities purchased (or charged to proceeds in the case of sales) shall be paid by the Trust. The Company shall pay all expenses in connection with the design, establishment, or termi-nation of the Plan. The Trust shall pay all costs of adminis-tering the Plan and Trust, unless such expenses are paid by the Company.

Section 9.	VOTING COMPANY STOCK.

All Company Stock held by the Trust shall be voted by the Trustee in accordance with instructions from the Committee. Notwithstanding the foregoing, Participants and/or Beneficiaries shall be entitled to direct the voting of any voting shares of Company Stock allocated to their Company Stock Accounts with respect to any vote required for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business, or other similar transactions prescribed by regulation. In accordance with instructions from the Committee, the Trustee shall vote any unallocated shares held by the Trust as well as any allocated shares for which a Participant has failed to give timely voting direction.

Section 10.	DISCLOSURE TO PARTICIPANTS.

(a)	Summary Plan Description.

Within one hundred twenty (120) days after the receipt of an initial favorable determination letter from the Internal Revenue Service relating to the qualification of the Plan, and thereafter within ninety (90) days after a Participant commences participation (or after a Beneficiary first receives benefits under the Plan), the Committee shall furnish such Participant (or Beneficiary) with the summary plan description required by Sections 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and the Department of Labor regulations thereunder.

(b)	Summary Annual Report.

Within nine (9) months after each Anniversary Date, the Committee shall furnish each Participant (and each Beneficiary receiving benefits under the Plan) with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form required by regulations of the Department of Labor.

(c)	Annual Statement.

As soon as possible after each Anniversary Date, Participants will receive a written statement of their Accounts showing as of that Anniversary Date:

(1)	The balance in each of their Accounts as of the
preceding Anniversary Date.

(2)	The amount of Employer Contributions and For-
feitures allocated to their Accounts for the year.

(3)	The adjustments to their Accounts to reflect their
share of dividends and the income and expenses of the Trust for the year.

(4)	The new balances in each of their Accounts,
including the number of shares of Company Stock.

(5)	The vested percentage of  their  Plan  Benefit.
Upon the discovery of any error or miscalculation in an Account, the Committee shall correct the same insofar as, in the Committee's discretion, correction is feasible. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall, by itself, vest any right or title in any part of the Trust fund.

(d)	Notice of Rollover Treatment.

The Committee shall, when making any distribution which qualifies as a qualifying rollover distribution under Section 402(c) or Section 401(a)(31) of the Code, provide a written notice to the recipient which explains the provisions of Sections 402(c) and 401(a)(31) under which such distribution will not be subject to current tax if transferred to an Eligible Retirement Plan. In the case of a distribution under Section 402(c), such notice shall be given not less than thirty (30) days nor more than ninety (90) days before the distribution date. If the distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)11(c) of the Income Tax Regulations is given, provided that:

(1)	the Committee clearly informs the Participant that
the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)	the Participant, after receiving the notice,
affirmatively elects a distribution.

(e)	Additional Disclosure.

The Committee shall make available for examination by any Participant (or Beneficiary) copies of the summary plan description, the Plan, the Trust Agreement and the latest annual report of the Plan filed with the Department of Labor. Upon written request of any Participant (or Beneficiary), the Commit-tee shall furnish copies of such documents and may make a reason-able charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

Section 11.	ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES.

(a)	Allocation of Employer Contributions and Forfeitures.

The allocation will be made as follows:

(1)	Employer Contributions.

Employer Contributions will be allocated as of each Anniversary Date among the Accounts of Participants who meet the requirements of Section 4 of the Plan, in the proportion that each such Participant's Covered Compensation bears to the total Covered Compensation of all such Participants for that year. Shares of Employer Securities released from the Suspense Account (as provided in Section 7(b)) by reason of the payment of interest and principal on a Securities Acquisition Loan shall be allocated as of each Anniversary Date among the Accounts of Participants in the Plan who meet the requirements of Section 4 of the Plan, in the proportion that each such Participant's Covered Compensation bears to the total Covered Compensation of all such Participants for that year.

(2)	Forfeitures.
Forfeitures shall be allocated in the same manner as Employer Contributions are allocated.

(3)	Net Income (or Loss) of the Trust.

The net income (or loss) of the Trust will be determined annually as of each Anniversary Date. Any stock divi-dends on shares of Company Stock held by the Trust shall be allo-cated to each Participant's Company Stock Account in the ratio in which the cumulative number of shares allocated to the Partici-pant's Company Stock Account as of the preceding Anniversary Date bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date. Trust income attributable to any cash dividends paid on shares of Company Stock (whether or not allocated) and not used to make payments on a Securities Acquisition Loan shall be allocated to each Participant's Other Investments Account in the ratio in which the cumulative number of shares allocated to the Participant's Company Stock Account as of the preceding Anniversary Date bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date. Trust income attributable to any gain from the sale of unallocated shares of Employer Securities shall be allocated to each Participant's Other Investments Account in the proportion that each such Participant's Covered Compensation for the Plan Year bears to the total Covered Compensation of all such Participants for that Plan Year. All other net income (or loss) will be allocated to each Participant's Other Investments Account in the ratio in which the balance of the Participant's Other Investments Account on the preceding Anniversary Date bears to the sum of the balances of the Other Investments Accounts of all Participants on that date.

For this purpose, Account balances shall be reduced by amounts distributed to Participants during the Plan Year.
The net income (or loss) includes the increases
(or decreases) in the fair market value of assets of the Trust, interest, dividends, other income and expenses attributable to assets in the Other Investments Accounts since the preceding Anniversary Date. Net income (or loss) does not include the interest paid under any installment contract for the purchase of Company Stock by the Trust or on any loan obtained by the Trust to purchase Company Stock. Notwithstanding the foregoing, no income (or loss) shall be allocated to a terminated Participant's Account for the Plan Year in which the Participant receives final distribution of the Plan Benefit.

(b)	Allocation Limitations.

(1)	The total Annual Additions to a Participant's
Accounts for any Limitation Year shall not exceed the lesser of

(i) thirty thousand dollars ($30,000), or (ii) twenty-five percent (25%) of the Participant's Total Compensation for the Limitation Year.

A Participant's allocable share of Employer
Contributions applied to the payment of interest on a Securities Acquisition Loan and Forfeitures of Employer Securities purchased with the proceeds of a Securities Acquisition Loan shall not be included as an Annual Addition, provided that no more than one third (a) of the Employer Contribution for that year is allocated to the Accounts of Highly Compensated Employees.

(2)	If an Employer is contributing to another defined
contribution plan, as defined in Section 414(i) of the Code, for Employees of the Company, some or all of whom may be Participants in this Plan, then any such Participant's Annual Additions in such other plan shall be aggregated with the Participant's Annual Additions derived from this Plan for purposes of the limitation in Paragraph (1) of this Subsection.

(3)	If a Participant in this Plan is also a Par-
ticipant in a defined benefit plan to which Contributions are made by an Employer or Affiliated Company, then in addition to the limitation contained in Paragraph (1) of this Subsection, such Participant's allocations shall be limited, such that the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year shall not exceed 1.0. For purposes of this Paragraph (3), the defined benefit plan fraction is a fraction, the numerator of which is the projected annual benefit of the Participant under all such defined Plans determined as of the close of the Limitation Year, and the denominator of which is the lesser of (i) the product of
1.25 multiplied by the dollar limitation in effect for such Plan Year, or (ii) the product of 1.4 multiplied by one hundred percent (100%) of the Participant's average Total Compensation for the Participant's highest three Limitation Years. For pur-poses of this Paragraph (3), the defined contribution plan frac-tion for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts as of the close of the Limitation Year, and the denomi-nator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect for such Limitation Year or (ii) the product of 1.4 multiplied by twenty-five percent (25%) of the Partici-pant's Total Compensation.

(4)	If Company Stock is purchased from a shareholder
of the Company and if such shareholder is also a Participant in this Plan, then notwithstanding anything to the contrary contained in this Plan, the total Account balances of such Par-ticipant's Accounts other than the Participant's Segregated Investments Account, combined with the total Account balances of the Accounts of such Participant's spouse, parents, grandparents, children, and grandchildren under the Plan, shall not exceed twenty percent (20%) of the total of all Account balances under the Plan. However, if the total Account balances of such Participant's Accounts exceed twenty percent (20%) of the total of all Account balances, then the amounts in excess of said twen-ty percent (20%) shall be credited to that Participant's Segre-gated Investments Account and invested in investments other than Company Stock.

(5)	In the case of a sale in which a seller elects
nonrecognition of gain under Section 1042 of the Code, no portion of such Qualified Employer Securities may be allocated to the Account of (i) the seller (or the seller's family) during the nonallocation period or (ii) any other person who owns (after application of the family attribution rules) more than twenty-- five percent (25%) of any class of outstanding Company Stock, or more than twenty-five percent (25%) of the total value of any class of outstanding Company Stock, at any time during the one year period preceding the purchase of such Qualified Employer Securities by the Plan, or on any subsequent date when such Qualified Employer Securities are allocated to Participants in the Plan. For purposes of this Paragraph, the seller's family shall include the seller's spouse, ancestors, lineal descendants, and brothers and sisters. Notwithstanding the foregoing, lineal descendants of a seller shall be permitted to share in the allo-cation of Qualified Employer Securities, provided that the aggre-gate amount of such stock allocated for the benefit of all such lineal descendants does not exceed more than five percent (5%) of such stock purchased from the seller. For purposes of this Para-graph (5), a person shall be considered to be a more than twenty-five percent (25%) shareholder if the amount of Company Stock which such person owns (whether outright or as a Plan Participant), together with the amount of Company Stock owned by such person's spouse, children, grandchildren and parents (whether outright or as Plan Participants), exceeds twenty-five percent (25%) of any class of outstanding Company Stock or twenty-five percent (25%) of the total value of any class of outstanding Company Stock. For purposes of this Paragraph (5), the "nonallocation period" means the period beginning on the date of the sale and ending on the later of (i) the date which is ten
(10) years after the date of sale, or (ii) the date of the Plan allocation attributable to the final payment of the Securities Acquisition Loan.

(6)	If, due to forfeitures, reasonable error in
estimating compensation, or other limited facts and circumstances as determined by the Commissioner, the Account balances or the Annual Additions to a Participant's Accounts would exceed the limitation described in Paragraphs (1), (2) or (3) of this Sub-section, the aggregate of the Annual Additions to this Plan and the Annual Additions to any other plan described in Paragraphs
(2) or (3) shall be reduced until the applicable limitation is satisfied.

(7)	The reduction shall be treated the same as
Forfeitures and shall be allocated in accordance with Section
11(a)(2) of the Plan to the Accounts of Participants who are not affected by this limitation.

(8)	If any amount cannot be reallocated under the
foregoing provision, such amount shall be deposited in a suspense account and allocated to the maximum extent possible under Sec-tion 11(a)(2) of the Plan in succeeding years, provided that
(i) no Employer Contributions are made until Section 415 of the Code will permit their allocation, (ii) no investment gains or losses are allocated to such suspense account, and (iii) the amounts in such suspense account are allocated at the earliest possible date.

Section 12.	PLAN BENEFIT AT DEATH, DISABILITY OR RETIREMENT.

Participation in the allocation of Employer Contributions and Forfeitures terminates as of the end of the Plan Year coinciding with or following a Participant's death, Disability or Retirement, provided the Participant completes 1,000 or more Hours of Service during such Plan Year. A Participant's Plan Benefit upon death, Disability or Retirement will be the total of the Participant's Account balances as of the coinciding or following Anniversary Date, provided the Participant completes 1,000 or more Hours of Service during such Plan Year.
A Participant who, while employed with the Company, dies or attains any of the following Retirement dates will be one hundred percent (100%) vested.

(a)	Normal Retirement.

A Participant's Normal Retirement Date is the date the
Participant attains age sixty-five (65).

(b)	Disability Retirement.

If a Participant terminated employment because of a total and permanent disability, such Participant will be given a Disability Retirement without regard to age or length of service, and the termination benefit shall be one hundred percent (100%) of the amounts in all of such Participant's Accounts. "Total and permanent disability" shall mean the Participant's entitlement to Social Security disability benefits.

(c)	Deferred Retirement.

If a Participant continues in the service of the Employer beyond the Normal Retirement Date, such Participant shall continue to participate in the Plan during any period of employment following the Normal Retirement Date.

Any amount credited to a Participant's Accounts with respect to the Employer's Contribution for the Plan Year in which such Participant dies, becomes Disabled or attains any of the above Retirement dates shall also be completely vested at the time of such contribution.

Section 13.	OTHER TERMINATION OF SERVICE AND VESTING.

(a)	Vesting Schedule.

If a Participant has a Break in Service or the Participant's employment is terminated for any reason other than as described in Section 12, the vesting of such Participant's Plan Benefit will be based upon Years of Service, as defined in
Section 2, in accordance with the following vesting schedule:

Years of Service	Percentage of Accounts Vested
Less than One Year			   0
One Year				           25
Two Years			          	50
Three Years				        75
Four Years or more			 100

(b)	Vesting Upon Reemployment.

If a Participant is reemployed by the Company following a Break in Service, such Participant's Accounts shall be vested as follows:

(1)	Vesting of Prior Account Balances.

If a Participant has had five consecutive one-year
Breaks in Service, Years of Service after such five-year period will not be taken into account for purposes of determining a Participant's vested interest in the Participant's prebreak Account balances and new Accounts will be established to record the Participant's interest in the Plan for service after such five-year period.

(2)	Vesting of Subsequent Account Balances.

(A)	In the case of a Participant who, at the time
of a Break in Service, does not have any vested right under Paragraph (a) above, Years of Service before such Break in Ser-vice shall not be taken into account unless such Participant returns to work for the Employer and completes one (1) Year of Service. Notwithstanding the foregoing, Years of Service before such Break in Service shall not be taken into account for purposes of determining a Participant's vested interest in the Participant's postbreak Account balances if the number of consecutive one-year Breaks in Service equals or exceeds five years or the aggregate number of years of prebreak service, whichever is greater.

(B)	If a Participant had any degree of vested
interest at the time of the Participant's Break in Service, such Participant shall participate retroactively to the Participant's reemployment date for purposes of determining a Participant's vested interest in the Participant's postbreak Account balances.

Upon resuming participation, such Participant's Years of Service shall include all Years of Service prior to the Break in Service.

(c)	Forfeitures.

Forfeitures shall be first charged against a Participant's Other Investments Account, with any balance charged next against the Participant's Company Stock Account. If a portion of a Participant's Account is to be forfeited and interests in more than one class of Employer Securities have been allocated to a Participant's Account, the Participant shall forfeit the same percentage of each such class. The disposition of such Forfeitures shall be as follows:

(1)	If a Participant has incurred five consecutive
one-year Breaks in Service and has not received a "cash-out distribution" (as defined below), the nonvested balance of the Participant's Accounts shall be allocated as a Forfeiture as soon as possible after the close of the Plan Year in which the Partic-ipant incurs a five-year Break in Service.

(2)	If a Participant who is not one hundred percent
(100%) vested receives a distribution of a Plan Benefit, which is not a "cash-out distribution" (as defined below), prior to the occurrence of a five-year Break in Service, and such Participant returns to work for the Employer, the portion of the Participant's Accounts which was not vested shall be maintained separately (from any additional contributions to this Plan) until such Participant becomes one hundred percent (100%) vested. Such Participant's vested and nonforfeitable percentage in such separate Accounts upon any subsequent termination of Service shall be equal to:
                                      X - Y
                                    100% - Y

For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination. Separate Accounts shall share in the allocation of Trust income or loss on every Anniversary Date prior to Forfeiture, but such accounts shall not share in allocation of Trust income or loss on the Anniversary Date on which they are forfeited.

(3)	If a Participant receives a "cash-out distri-
bution" (as defined below), the nonvested balance of the Partici-pant's Accounts shall be allocated as a Forfeiture as of the Anniversary Date coinciding with or following the date such Participant incurred a one-year Break in Service or received the cash-out distribution, whichever is later.

(d)	Cash-Out Distribution.

If a partially vested Participant receives a cash-out distribution, the cash-out distribution will result in a forfeiture of the nonvested portion of the Participant's Accounts. A "cash-out distribution" is a distribution of the entire vested portion of a Participant"s Accounts that is made before the Participant incurs five (5) consecutive one-year Breaks in Service.

If any former Participant shall be reemployed by the Employer before five (5) consecutive one-year Breaks in Service, and such former Participant had received a cash-out distribution prior to reemployment, the forfeited portion of such Participant's Accounts shall be reinstated only if the Partici-pant repays the full amount distributed to such Participant.
Such repayment must be made by the former Participant before the Participant incurs five (5) consecutive one-year Breaks in Service following the date of distribution and before the five-- year anniversary of his reemployment date. In the event the former Participant does repay the full amount distributed to such Participant, the undistributed portion of the Participant's Accounts must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date preceding the Participant's termination. Restoration of a Participant's Accounts shall include restoration of all Code Section 411(d)(6) protected benefits with respect to such restored amounts.
If the Participant repays the amount distributed to such Participant within the required time period, the Committee shall restore the forfeited portion of the Participant's Accounts as of the Anniversary Date coinciding with or following the repayment. Such amount shall be restored, to the extent neces-sary, in the following manner:

(A)	first from current-year Forfeitures;

(B)	second from current-year Trust earnings; and

(C)	third from current-year Contributions.

To the extent the amounts described in clauses
(A), (B) and (C) are insufficient to enable the Committee to make the required restoration, the Employer must contribute the additional amount necessary to enable the Committee to make the required restoration.

A terminated Participant who is zero percent (0%) vested shall be deemed to have received a cash-out distribution as of the last day of the Plan Year in which the Participant terminates. For purposes of applying the restoration provisions of this Paragraph, the Committee will treat a zero percent (0%) vested Participant as repaying the Participant's cash-out distribution on the first day of reemployment with the Employer.

Section 14.	DISTRIBUTION OF PLAN BENEFIT.

(a)	Death, Disability or Retirement.

In the event of death, Disability or Retirement, subject to Subsection 14(e), a Participant's Plan Benefit shall - be distributed as follows not later than one year after the close of the Plan Year in which such event occurs.

(1)	Company Stock Account and Other Investments Account (Exceeding $5,000).

If a Participant's Company Stock Account and Other
Investments Account balance exceed $5,000 as soon as administratively feasible during the Plan Year following the separation from service, a distribution in the amount of $5,000 shall be made. Thereafter, the balance of the Participant's accounts shall be distributed in substantially equal annual installments over a period of three years; provided, however, that if the value of such Accounts exceeds five hundred thousand dollars ($500,000), as indexed, the term of the distribution shall be five years, plus one year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000) (or fraction thereof), as indexed, by which the value of such Accounts exceeds five hundred thousand dollars ($500,000), as indexed.

(2)	Company Stock Account and Other Investments Account Small Amounts
    ($5,000 or Less).

Notwithstanding the foregoing, if the total vested value of a Participant's Company Stock Account and Other
Investments Account is $5,000 or less, distribution shall be made in a lump sum.

(b)	Other Termination of Participation.

In the event a Participant terminates employment for reasons other than death, Disability or Retirement, subject to Subsection 14(e), the Participant's vested Plan Benefit will be distributed as follows:

(1)	Company Stock Account and Other Investments Account (Exceeding $5,000).

Distribution of the Participant's Company Stock
Account and Other Investments Account shall commence as soon as
possible after the Participant terminates employment.   If a
Participant's vested Company Stock Account and Other Investments Account balance exceeds $5,000, a distribution in the amount of

$5,000 shall be made. Thereafter, the balance of the Participant's accounts shall be distributed in substantially equal annual installments over a period of three years; provided, however that if the value of such Accounts exceeds five hundred thousand dollars ($500,000), as indexed, the term of the distribution shall be five years, plus one year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000) (or fraction thereof), as indexed, by which the value of such Accounts exceeds five hundred thousand dollars ($500,000), as indexed.

Notwithstanding the foregoing provisions of this Section 14(b), the Plan shall not be required to distribute any Employer Securities acquired with the proceeds of a Securi-ties Acquisition Loan until the close of the Plan Year in which such Securities Acquisition Loan has been repaid in full. Notwithstanding the foregoing provisions of this
Section 14(b), the Plan shall not be required to distribute any Employer Securities to the extent that the Participants or Beneficiaries have elected to have their Company Stock Account diversified under the provisions of Section 17(a) hereof.

Notwithstanding anything in this Section 14 to the contrary, in the event a Participant's employment is terminated for reasons other than death, Disability or Retirement, subject to Section 14(e), distribution of the Participant's Plan Benefit shall commence no later than one (1) year after the close of the Plan Year in which the earliest of the following events occurs:

(A)	the Participant's Normal Retirement Date; or

(B)	the Participant's death; or

(C)	the Participant's Disability.

(2)	Company Stock Account and Other Investments Account ($5,000 or Less).

Notwithstanding the foregoing, if the total vested value of a Participant's Company Stock Account and Other
Investments Account is $5,000 or less, distribution shall be made in a lump sum as soon as possible after the Participant terminates employment.

(c)	Death Prior to Distribution.

If a Participant who has elected to defer distribution dies before the distribution has commenced, such Participant's entire Plan Benefit shall be distributed within five (5) years of the date of the Participant's death; provided, however, that if any portion of a Participant's Plan Benefit is payable to or for the benefit of an individual who is the Participant's designated Beneficiary, such portion may, at the election of such Beneficiary, be distributed over a period not exceeding the life expectancy of such Beneficiary, provided such distributions begin not later than one year after the death of the Participant; and provided further that if the designated Beneficiary is the spouse of the Participant, at the election of the spouse, such distribu-tion (over a period not exceeding the life expectancy of said spouse) need not commence until the date the Participant would have attained age seventy and one-half (702).

(d)	Valuation Date.

All Accounts, including the Company Stock Account, shall be valued by an Independent Appraiser as of the appropriate Valuation Date. The Company or the Committee may require other valuations from time to time as necessary. Any valuation of Company Stock contributed to or purchased by the Plan shall be determined by an Independent Appraiser.

(e)	Limitations.

If a present value of a Participant's Plan Benefit
(determined in accordance with Section 411(a)(11)(B) of the Code) has ever exceeded three thousand five hundred dollars ($3,500), any distribution prior to the later of age sixty-two (62) or the Participant's Normal Retirement Date may be made only with the written consent of the Participant. The Committee shall provide the Participant with a written notice which explains the provision of Section 411(a)(11), not less than thirty (30) days nor more than ninety (90) days before the distribution date. If the distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1)	the Committee clearly informs the Participant that
the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)	the Participant, after receiving the notice, affirmatively elects a distribution.

Failure of a Participant to consent to an immediate distribution within the applicable time limit is an election to defer benefits to the later of age sixty-two (62) or the Normal Retirement Date of the Participant.

(f)	Commencement of Benefits.

Pursuant to Section 401(a)(9) of the Code as amended by the Small Business Job Protection Act, distribution of a Participant's Plan Benefits are required to begin by April 1 of the Plan Year following the later of (1) the Plan Year in which the Participant attains age seventy and one-half (702) or (2) the Plan Year in which the Participant separates from service of the Employer. However, in the case of a five-percent owner of the Employer, distributions are required to begin no later than April 1 of the Plan Year following the Plan Year in which the five-percent owner attains age seventy and one-half (702). Notwithstanding anything in this Section 14 to the contrary, payment of the Plan Benefit will commence, unless the Participant otherwise elects, no later than the sixtieth (60th) day after the close of the Plan Year (or if later, after the Plan Benefit is determined) in which the latest of the following events occurs:

(1)	The attainment by the Participant of the Normal
Retirement Date;

(2)	The Participant's actual retirement from the
employ of the Company;

(3)	The tenth (10th) anniversary of the year in which
the Participant commenced participation in the Plan.

(g)	Undistributed Accounts.

Any part of a Participant's Company Stock Account and
Other Investments Account which is retained in the Trust after the Anniversary Date coinciding with or immediately following the date on which the Participant terminates employment will continue to be treated as a Company Stock Account or as an Other Investments Account, as the case may be. Thus, the Other Invest-ments Account of a terminated Participant will be debited (and the Participant's Company Stock Account will be credited) with such Participant's share of any repurchases of Company Stock from other terminated Participants; provided, however, that a termi-nated Participant's Other Investments Account shall not be debited for any repurchases in the year in which such Participant incurs a one-year Break in Service. However, except in the case of reemployment (as provided for in Section 4), none of the Participant's Accounts will be credited with any further Employer Contributions or Forfeitures.

(h)	Optional Direct Transfer of Eligible Rollover Distributions.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, for all distributions made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Roll-over.

(i)	Lien on Distribution.

Notwithstanding anything to the contrary herein, if, at the time of distribution, a Participant is indebted to the Trust, or has retained in his or her possession money or property which properly belongs to the Trust, the Trust shall have a lien on such distribution pending the resolution of such ownership rights. The Trustee may exercise such lien either by directing the Company secretary to withhold any stock transfer of title, or by withholding distribution of any stock or the value of any stock or other assets, pending resolution of such ownership rights. Notwithstanding the foregoing, Plan Benefits under this Plan may not be assigned or alienated except to the extent allow-able under Code Sections 401(a)(13) and 414(p).

Section 15.	HOW PLAN BENEFIT WILL BE DISTRIBUTED.

(a)	Form of Distribution.

(1)	Company Stock Account and Other Investments Account.

Subject to a Participant's right to demand distribution of such Participant's Company Stock Account and Other Investments Account entirely in the form of Employer Securities, the Trustee may distribute such Participant's Plan Benefit entirely in cash or entirely in the form of Employer Securities. Distributions made in the form of Employer Securities shall be made in the form of whole shares of Employer Securities with the value of any fractional shares paid in cash. The Trustee will make distributions from the Trust in accordance with instructions from the Committee.

(b)	Beneficiaries.

(1)	Designation.

Distribution will be made to the Participant if living, and if not, to the Participant's Beneficiary. A Participant may designate a Beneficiary upon becoming a Partici-pant and may change such designation at any time by filing a written designation with the Committee. Notwithstanding anything in this Section 15 to the contrary, if a Participant is married, a Participant shall not designate anyone other than the Partici-pant's spouse as primary Beneficiary of the Participant's Plan Benefit unless such spouse consents in writing to such designa-tion, such spouse acknowledges the effect of such election, and such writing is witnessed by a Plan representative or notary public and filed with the Plan Committee.

(2)	Absence of Valid Designation.

If, upon the death of a Participant, former
Participant or Beneficiary, there is no valid designation of a Beneficiary on file with the Company or the benefit is not claimed by any Beneficiary within a reasonable period of time after the death of the Participant, the benefit shall be paid to the Participant's surviving spouse. If the Participant is not married or if the Participant's spouse does not survive the Participant, the benefit shall be paid to the Participant's estate.

Section 16.	RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY STOCK.

(a)	 "Put" Option.

If the distribution of the Plan Benefit is made in the form of shares of Company Stock, then the "Qualified Holder" (as defined below) of such stock shall be granted, at the time that such shares are distributed to the Qualified Holder, an option to "put" the shares to the Company; provided, however, that all such shares are so put; and provided, further, that the Trust shall have the option to assume the rights and obligations of the Company at the time the "put" option is exercised. The term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of such shares, any other party to whom the shares are transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed shares is transferred pursuant to a tax-free rollover transaction satisfying the requirements of Sections 402 and 408 of the Code. A "put" option shall provide that, for a period of sixty (60) days after such shares are distributed to a Qualified Holder (as defined above) (and, if the "put" is not exercised within such sixty (60) day period, for an additional period of sixty (60) days in the following Plan Year), the Qualified Holder would have the right to have the Company purchase such shares at their fair market value, as defined hereinabove in subsection (a). Such "put" option shall be exercised by notifying the Company in writing.

In the case of a lump sum distribution of Company
Stock, the terms of payment for the purchase of such shares of stock shall be as set forth in the "put" and may be paid either in a lump sum or in up to five (5) equal annual installments (with interest on the unpaid principal balance at a reasonable rate of interest), as determined by the Committee. Payment for the purchase of such shares must commence within thirty (30) days after the "put" is exercised. The period during which the put option is exercisable does not include any time during which the distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. If payment is made in installments, adequate security and a reasonable rate of interest must be provided. In the case of an installment distribution, payment must be made within thirty (30) days after the put option is exercised with respect to any installment distribution of Company Stock.

In the case of a purchase from a Disqualified Person, all purchases of Company Stock shall be made at prices which, in the judgment of an Independent Appraiser, do not exceed the fair market value of such shares as of the date of the transaction. The requirements of this Subsection 16(a) shall not apply to the distribution of any portion of a Participant's Plan Benefit which has been diversified, distributed or transferred to another plan pursuant to the provisions of Subsection 17(a) hereof.

(b)	Right of First Refusal.

If the distribution of the Plan Benefit is made in the form of shares of Company Stock, such shares of Company Stock distributed by the Trustee may, as determined by the Company or the Committee, be subject to a "right of first refusal," until such time as such shares are publicly traded. Such a "right" shall provide that prior to any subsequent transfer, the shares must first be offered by written offer, to the Trust, and then, if refused by the Trust, to the Company. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be deter-mined by an Independent Appraiser (appointed by the Board of Directors) as of the Anniversary Date coinciding with or immedi-ately preceding the date of exercise, except in the case of a transfer to a Disqualified Person. The term "Disqualified Person" shall mean a person who is a fiduciary with respect to the Plan; a person providing services to the Plan; an Employer any of whose employees are covered by the Plan; an employee organization any of whose members are covered by the Plan; an owner, directly or indirectly, of fifty percent (50%) or more of
(i) the total combined voting power of all classes of voting stock or of the total value of all classes of the stock of a corporation, (ii) the capital interest or the profits interest of a partnership, or (iii) the beneficial interest of a trust or unincorporated enterprise, which is an Employer or an employee organization any of whose employees or members are covered by the Plan; a member of the family of any Disqualified Person; a corporation, partnership, trust or estate of which (or in which) fifty percent (50%) or more of (i) the combined voting power of all classes of stock entitled to vote or the total value of all classes of stock of such corporation, (ii) the capital interest or profits interest of such partnership, or (iii) the beneficial interest of such trust or estate is owned, directly or indirect-ly, or held by Disqualified Persons; an employee, officer, director (or any individual having powers, similar powers and responsibilities), a ten percent (10%) or more shareholder, or a highly compensated employee (earning ten percent (10%) or more of the yearly wages of an employer) of a Disqualified Person; or a ten percent (10%) or more (in capital or profits) partner or joint venturer of a Disqualified Person.

In the event of a proposed purchase by a prospective bona fide purchaser, the offer to the Trust and the Company shall be at the greater of fair market value, as determined by an Independent Appraiser as of the Anniversary Date coinciding with or immediately preceding the date of exercise (except in the case of a purchase by a Disqualified Person), or at the price offered by the prospective bona fide purchaser. In addition, such offer must equal or exceed the other terms of the offer made by the prospective bona fide purchaser. In the case of a purchase by or transfer to a Disqualified Person, fair market value shall be determined as of the actual date of the transaction. Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. The Trust may accept the offer at any time during a period not exceeding fourteen (14) days after receipt of such offer. In the event the Trust does not accept such offer, the Company may accept such offer at any time during said fourteen (14) day period.
In the case of a purchase from a Disqualified Person, all purchases of Company Stock shall be made at prices which, in the judgment of an Independent Appraiser, do not exceed the fair market value of such shares as of the date of the transaction.

(c)	Other Options.

Except as otherwise provided in this Section 16, no security acquired with the proceeds of a Securities Acquisition
Loan may be subject to a put, call, buy-sell or similar arrange-ment while held by or when distributed from the Plan.

Section 17.	SPECIAL PROVISIONS.

(a)	Diversification of Investments.

Within ninety (90) days after the close of each Plan
Year in the Qualified Election Period, each Qualified Participant shall be permitted to direct the Plan as to the investment of not more than twenty-five percent (25%) of the value of the Participant's Company Stock Account to the extent such value exceeds the amount to which a prior election, if any, applies.
In the case of the sixth (6th) year of the Qualified Election Period, the preceding sentence shall be applied by substituting "fifty percent (50%)" for "twenty-five percent (25%)." The Participant's direction shall be completed no later than ninety
(90) days after the close of the ninety (90) day election period. The Plan Committee shall offer at least three investment options (not inconsistent with regulations prescribed by the Internal Revenue Service) to each Participant who makes an election under this Subsection.

In lieu of offering such investment options, the Plan
Committee may direct that all amounts subject to Participant elections under this Subsection be distributed to Qualified Participants. All such distributions shall be distributed within ninety (90) days after the close of the ninety (90) day election period and shall be made in cash.

In lieu of receiving a distribution under this Sub-section, a Qualified Participant may direct the Plan to transfer the distribution to another qualified plan of the Company which accepts such transfers, provided that such plan permits employee-directed investments and does not invest in Employer Securities to a substantial degree. Such transfer shall be made within ninety (90) days after the close of the ninety (90) day election period.

(b)	Cash Dividends.

Cash dividends, if any, on shares of Company Stock allocated to Participants' Accounts may be accumulated in the Trust or may be paid to Participants currently as determined in the sole discretion of the Committee, exercised in a uniform and nondiscriminatory manner. Provided that the Plan is primarily invested in Employer Securities, it is intended that the Company shall be allowed a deduction with respect to any dividends paid on allocated shares of Company Stock of any class held by the Plan on the record date to the extent such dividends are paid in cash directly to the Participants, or their Beneficiaries, or are paid to the Plan and are distributed from the Plan to the Partic-ipants or their Beneficiaries not later than ninety (90) days after the close of the Plan Year in which paid; provided, how-ever, that the Company shall not be required to pay or distribute any dividends with respect to the nonvested portion of the Company Stock Account of a Participant who has terminated employment prior to the date such dividends are paid directly to Participants, or are distributed from the Plan to the Partici-pants. Provided that the Plan is primarily invested in Employer Securities, it is also intended that the Company shall be allowed a deduction for any dividends used to make payments on a Securities Acquisition Loan the proceeds of which were used to acquire the Employer Securities (whether or not allocated) with respect to which the dividend is paid, provided that in the case of dividends paid on allocated shares, Employer Securities in an amount equal to such dividends are allocated to such Participants for the year in which such dividends would otherwise have been allocated to such Participants. The Company shall be allowed a deduction for dividends paid only in the taxable year of the Company in which the dividend is either paid to a Participant or Beneficiary or held to make payments on a Securities Acquisition Loan.

Shares of Employer Securities released from the suspense account (as provided in Section 7(b) of the Plan) by reason of the payment of principal and interest on a Securities Acquisition Loan with cash dividends paid to the Trust, shall be allocated as of each Anniversary Date among the Accounts of Participants who meet the requirements of Section 4 of the Plan, in the proportion that each such Participant's Covered Compensation bears to the total Covered Compensation of all such Participants for that year.

Section 18.	ADMINISTRATION.

(a)	Named Fiduciaries for Administration of Plan and for
Investment and Control of Plan Assets.

(1)	Board of Directors.

The Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:

(A)	Making decisions with respect to amending or
terminating the Plan.

(B)	Making decisions with respect to the
selection, retention or removal of the Trustee and the Committee.

(C) 	Periodically reviewing the performance of the
Trustee, the members of the Committee, persons to whom duties have been allocated or delegated and any advisers appointed pur-suant to paragraph (f)(1) below.

(D) 	Determining the form and amount of Employer
Contributions.

The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delega-tion shall be terminable upon such notice as the Board of Direc-tors deems reasonable and prudent under the circumstances.

(2)	Plan Committee.

(A)	General.

The Company shall administer the Plan and
is designated as the "Plan Administrator" within the meaning of
Section 3(16) of ERISA and Section 414(g) of the Code. The Com-mittee and the Company shall each be a "named fiduciary" within the meaning of Section 402 of ERISA, but each party's role as a named fiduciary shall be limited solely to the exercise of its own authority and discretion, as defined under this Plan, to control and manage the operation and administration of this Plan. A named fiduciary may designate other persons who are not named fiduciaries to carry out its fiduciary duties hereunder, and any such person shall become a fiduciary under the Plan with respect to such delegated responsibilities. The members of the Committee shall be appointed by the Board of Directors and shall serve, without compensation, until such time as they resign, die or become incapable of exercising their duties or are removed by the Board of Directors. All members of the Committee are designated as agents of the Plan for purposes of service of legal process. The Company shall certify to the Trustee the names and specimen signatures of the members of the Committee. Any member may resign at any time by submitting an appropriate written instrument to the Company, and while any vacancy exists, the remaining members of the Committee may perform any act which the Committee is authorized to perform. Any vacancy on the Committee
shall be filled by appointment by the Board of Directors.   All
decisions required to be made by the Committee involving the interpretation, application and administration of the Plan shall be resolved by action of the Committee either at a meeting or in writing without a meeting.

(B)	Duties and Responsibilities.

The Committee shall have the following duties and responsibilities in connection with the administration of the Plan:

(i)	Establishing and implementing a funding
policy as described in Paragraph (c) below.

(ii)	Determining the eligibility of Employees
for participation in the Plan.

(iii)	Determining the eligibility of
Employees for benefits provided by the Plan including such duties and responsibilities as are necessary and appropriate under the Plan's claims procedures.

(iv)	Making recommendations to the Board of
Directors with respect to amendment or termination of the Plan, including recommendations with respect to contributions under the Plan.

(v)	Assuring that bonding requirements imposed by ERISA are satisfied.

(vi)	Authorizing, allocating and reviewing expenses incurred by the Plan.

(vii)	Communicating with Participants and other persons.

(viii)	Reviewing periodically any allocation or delegation of duties and responsibilities and any appointment of advisers.

(ix)	Investing and controlling the Plan assets.

(x)	Directing the Trustee with respect to voting shares of Company Stock, in accordance with the provisions of Section 9.

(xi)	Interpreting and construing the terms of the Plan and Trust Agreement.

The Committee may establish rules and regulations and may take any other necessary or proper action to carry out its duties and responsibilities. Notwithstanding the foregoing provisions, the Trustee shall have the primary responsibility for the withholding of income taxes from Plan distributions, for the payment of withheld income taxes on Plan distributions to the Internal Revenue Service, and for notification to Participants of their right to elect not to have income tax withheld from Plan distributions. Compliance with record keeping and reporting requirements of ERISA shall be the primary responsibility of the Company.

(C)	Allocation and Delegation of Responsibilities.

The Committee may, by written resolution, allocate its administrative duties and responsibilities to one or more of its members or it may delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Committee deems reasonable and prudent under the circumstances.

(b)	Investment of Plan Assets.

The Plan assets shall be invested and controlled by the Committee; provided, however, that the actual management of Trust investments, other than Company Stock, may be delegated to the Trustee or may be delegated to one or more investment managers appointed by the Committee. Any investment manager appointed hereunder shall have the power to manage, acquire or dispose of assets of the Plan and shall be either an investment adviser registered under the Investment Advisers Act of 1940, or a bank, as defined in that Act, or an insurance company qualified to perform such services under the laws of one or more states. If an investment manager has been appointed, the Trustee shall neither be liable for acts or omissions of such investment mana-ger nor be under any obligation to invest or otherwise manage any asset of the Trust fund, nor shall the Committee be liable for any act or omission of the investment manager in carrying out such responsibility. The custody of Plan assets shall at all times be retained by the Trustee, unless they consist of insur-ance contracts or policies issued and held by an insurance company authorized to conduct an insurance business in a state.

In addition to appointment of investment managers, the Committee shall have the following duties and responsibilities:

(1)	Periodically reviewing the investment of Plan
assets and the performance of the Trustee and any investment managers. With respect to the Trustee, the Committee shall advise the Board of Directors of any matters which might be rele-vant to the decision as to whether the services of the Trustee should be retained. Based on its review, the Committee shall determine the desirability of appointing or retaining investment managers.

(2)	Determining an investment policy to be followed
with respect to the Plan assets and communicating this policy to the person or persons responsible for investing the Plan assets. The Committee may by written resolution, allocate its investment duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delega-tion shall be terminable upon such notice as the Committee deems reasonable and prudent under the circumstances.

(c)	Funding Policy.

The funding policy of the Plan is to invest trust assets primarily in Company Stock over the life of the Plan. The
Committee shall, from time to time, establish such investment methods as may be necessary to accomplish this funding policy.

(d)	Claims Procedures.

Any person whose claim for benefits under the Plan has been denied in whole or in part shall receive a written notice from the Committee setting forth the specific reasons for such denial, specific references to the Plan provisions on which the denial was based and an explanation of the procedure for review of the denial. Such person, or a duly authorized representative, may appeal to the Committee for a review of the denial by sending to the Committee a written request for review within sixty (60) days after receiving notice of the denial. The request for review shall set forth all grounds on which it is based, together with supporting facts and evidence which the claimant deems pertinent, and the Committee shall give the claimant the opportunity to review pertinent documents in preparing the request. The Committee may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review. Within sixty (60) days after the receipt of the request for review, the Committee shall communicate to the claimant in writing its decision, and if the Committee confirms the denial, in whole or in part, the com-munication shall set forth the reasons for the decision and specific references to the Plan provisions on which the decision is based. Such decisions of the Committee shall be final and conclusive upon all parties.

(e)	Qualified Domestic Relations Orders.

(1)	In the case of any Domestic Relations Order
received by the Plan, the Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and of the Plan's procedures for determining the qualified status of Domestic Relations Orders. Any Alternate Payee shall be permitted to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to such order. The amount that would be payable to the Alternate Payee shall be segregated in a segregated account as of the first day of the Plan Year during which the Domestic Relations Order is received by the Committee. Such segregated account shall continue to be treated in the same manner as the affected Accounts of the Participant, but will not be credited with any further contributions or forfeitures. Notwithstanding the foregoing, the Trustee may, in its sole discretion, exercised in a uniform and nondiscriminatory manner, choose to physically segregate the Account of the Alternate Payee and invest the assets of such Account, pursuant to Section 7 of the Plan, in assets other than Company Stock. If the order is determined to be a qualified order within the eighteen (18) month period described below, the segregated amount (including any interest or earnings thereon) shall continue to be treated as a segregated account in the name of the Alternate Payee. If the Committee determines that the order is not qualified, or if the Committee (or the appropriate court) is not able to resolve the issue within the eighteen (18) month period, the segregated amount (including any interest or earnings thereon) shall be restored to the Participant. For purposes of this Paragraph, the "eighteen
(18) month period" shall mean the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the Domestic Relations Order.
(2)	In determining whether a Domestic Relations Order
is qualified, the Committee shall follow the procedures set forth in Section 18(d) with respect to claims for Plan Benefits.

(3)	A Domestic Relations Order will constitute a
qualified Domestic Relations Order only if such order (i) does not require the Plan to provide any type or form of benefit (or any option) not otherwise provided under the Plan, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a qualified order. In addi-tion, a Domestic Relations Order will constitute a qualified order only if such order clearly specifies (i) the name and last known mailing address of the Participant and of each Alternate Payee covered by the order, (ii) the amount or the percentage of a Participant's Plan Benefit that is to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or the period to which such order applies, and (iv) each plan to which such order applies.

(4)	In the case of any payment to an Alternate Payee
before a Participant has separated from service, the Plan shall not be required to make any payment to an Alternate Payee prior to the date the Participant attains (or would have attained) the Earliest Retirement Age. For purposes of this Paragraph, the term "Earliest Retirement Age" means the earliest of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of the date the Participant attains age fifty (50) or the earliest date on which the Participant could begin receiving benefit if the Participant separated from service.

(f)	General.

(1)	The Board of Directors, the Committee or any
person to whom duties and responsibilities have been allocated or delegated, may employ other persons for advice in connection with their respective responsibilities, including actuaries, plan con-sultants, investment advisers, attorneys and accountants.

(2)	Any person may serve in more than one capacity
with respect to the Plan.

(3)	The Board of Directors, the Committee or any
person to whom duties and responsibilities have been allocated or delegated shall be indemnified and held harmless by the Company from any expense or liability hereunder unless due to or arising from fraud, dishonesty, gross negligence, or misconduct of the Board of Directors, the Committee, or such person, as the case may be.

(4)	The Board of Directors, the Plan Administrator and
the Committee shall have complete control with respect to the duties and responsibilities allocated to them under the terms of the Plan, with all power and discretion necessary to carry out any of their duties described herein.

The decisions of the Board of Directors, the Plan
Administrator and the Committee in matters within their jurisdiction shall be final, binding and conclusive upon each Employer, each Employee, beneficiary and every other interested or concerned person or party.

Section 19.	AMENDMENT AND TERMINATION.

(a)	Amendment.

To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Agreement, the Company reserves the right to amend the Plan at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of Sections 401(a) and 4975(e)(7) of the Code or any successor or similar statute hereafter enacted. Any such amendment to the Plan or Trust must be adopted by resolution of the Company's Board of Directors. However, no such amendment shall (1) cause any part of the assets of the Plan and Trust to revert to or be recover-able by the Company or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries, (2) deprive any Participant, former Partici-pant or Beneficiary of any benefit already vested, except to the extent that such amendment may be necessary to permit the Plan or the Trust to qualify or continue to qualify as tax-exempt, (3) terminate the protections and rights described in Section 16, (4) alter, change or modify the duties, powers or liabilities of the Trustee hereunder without its written consent, or (5) with respect to any benefit previously accrued, eliminate or reduce any early retirement benefit or retirement type subsidy, or eliminate any optional form of benefit, except to the extent permitted by Section 411(d)(6) of the Code.

(b)	Changes in the Code.

Any other provision of this Plan to the contrary notwithstanding, if any amendment to the Code requires that a conforming plan amendment must be adopted effective as of a stated effective date in order for this Plan to continue to be a qualified plan, this Plan shall be operated in accordance with the requirement of such amendment to that law until the date when a conforming plan amendment is adopted, or the date when a clear and unambiguous nonconforming plan amendment is adopted, which-ever occurs first.

(c)	Termination, Partial Termination or Complete
Discontinuance of Contributions.

Although the Company has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless, the Company shall not be under any obligation or liability to continue its contri-butions or to maintain the Plan for any given length of time.
The Company may in its sole discretion discontinue such contribu-tions or terminate the Plan in whole or in part in accordance with its provisions at any time without any liability for such discontinuance or termination. In the event of a termination or complete discontinuance of contribution, if the Plan is not replaced by a comparable plan qualified under Section 401(a) of the Code, then the Accounts of all Participants affected by the termination or discontinuance of contributions will become non-forfeitable. In the event of a partial termination, the Accounts of all Participants affected by the partial termination will become nonforfeitable. After termination of the Plan, the Committee and the Trust will continue until the Plan Benefit of each Participant has been distributed. After termination of the Plan, distribution of the Participants' Plan Benefits will be completed not later than one (1) year after termination. Distributions made due to termination of the Plan shall be in accordance with the form of distribution provided in the Plan.

(d)	Determination by Internal Revenue Service.

Notwithstanding any other provision of the Plan, if the Internal Revenue Service shall fail or refuse to issue a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax under Section 501(a) of the Code, all Employer Contributions under Section 401(a), together with any income received or accrued thereon less any benefits or expenses paid shall, upon the written direction of the Company, be returned to the Company notwithstanding the provisions of the Trust, and the Trust shall then terminate. Any such Contribution returned to the Employer must be returned within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted.

(e)	Return of Employer's Contribution.

Notwithstanding any other provision of the Plan, if a Contribution is conditioned on its deductibility and the deduc-tion is disallowed or if a Contribution is made due to a mistake of fact, such Employer Contribution may be returned to the Employer if such Contribution is returned within one (1) year thereafter and if the amount returned does not exceed the excess of the actual Contribution over the amount which would have been contributed had there been no error in determining the deduction or mistake of fact. Earnings of the Plan attributable to the excess Contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

Section 20.	MISCELLANEOUS.

(a)	Participation by Affiliated Company.

(1)	Any Affiliated Company presently existing or
hereafter acquired may, with the consent of the Company, adopt the Plan and Trust and thereby enable its employees to partici-pate herein.

(2)	In the event any Participant is transferred to an
Affiliated Company which is a participating Employer, such Participant shall continue to participate hereunder in the allocation of Employer Contributions and the Participant's
Accounts shall continue to vest in accordance with Section 13.
Any Participant who is transferred to an Affiliated Company which is not a participating Employer shall be treated as a suspended
Participant in accordance with Section 4(c).

(b)	Limitation of Rights; Employment Relationship.

All Plan Benefits will be paid only from the Trust assets and neither the Company nor any Employer nor the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Nothing herein shall be construed to obligate any Employer to continue to employ any Employee.

(c)	Merger; Transfer of Assets.

In no event shall this Plan be merged or consolidated with any other employee benefit plan, nor shall there be any transfer of assets or liabilities from this Plan to any other such plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, determined as if the plan had terminated, are at least equal to or greater than the bene-fits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.

(d)	Prohibition Against Assignment.

The benefits provided by this Plan may not be assigned or alienated; provided, however, that a qualified Domestic Relations Order shall not be construed as an assignment or alie-nation. Except for indebtedness to the Trust and orders to make payments or assign benefits to a spouse, former spouse, child or other dependent under a qualified Domestic Relations Order, neither the Company nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order or assignment by any

Participants or Beneficiaries of all or part of their interest hereunder, and such interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment and/or executions and other legal or equi-table process or proceedings against such Participants or Beneficiaries to the fullest extent which may be permitted by law.

(e)	Applicable Law; Severability.

The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and to the extent not superseded by federal law, in accordance with the laws of the State of California; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified Employee Stock Ownership Plan within the meaning of the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 21.	TOP HEAVY PROVISIONS.

(a)	Definitions.

For purposes of this Section 21, the following capitalized words shall have the following meanings:

AGGREGATION GROUP

(1)	Required Aggregation Group: In determining a
Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be consid-ered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)	Permissive Aggregation Group: The Employer may
also include any other plan not required to be included in the Required Aggregation Group, provided the result-ing group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.
Such group shall be known as a Permissive Aggregation
Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive
Aggregation Group is a Top Heavy Group.  No plan in the
Permissive Aggregation Group will be considered a Top
Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)	Only those plans of the Employer in which the
Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)	An Aggregation Group shall include any terminated
plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

DETERMINATION DATE

With respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan
Year of any Plan, the last day of such Plan Year.

KEY EMPLOYEE

Any Employee, or former Employee, or Beneficiary of an Employee or former Employee, who at any time during the Plan Year containing the Determination Date or during any of the four (4) preceding Plan Years is (or was)
(i) an officer (and employee) having an annual compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year, (ii) a shareholder (and employee) who owns (excluding any stock held under the
Plan) both more than one half percent (.5%) ownership interest in value and one of the ten (10) largest interests in the Company (whether directly or through constructive ownership rules) and having annual compensation of more than the limitation in effect under Section 415 (c)(1)(A) of the Code, (iii) a more than five percent (5%) shareholder, or (iv) a more than one percent (1%) shareholder if such shareholder receives more than $150,000 of compensation from the Company during the Plan Year. For purposes of (iii) and (iv) above, the terms "five percent (5%) shareholder" and "one percent (1%) shareholder" mean any employee who owns (excluding any stock held under the Plan) more than five percent (5%) (or more than one percent (1%) of the outstanding stock of the corpora-tion, or who owns stock possessing more than five percent (5%) (or one percent (1%) of the total combined voting power of all stock of the corporation
(determined without regard to the aggregation rules under Section 414 of the Code). For purposes of (ii) above, if two or more Employees have the same interest in the Company, the Employee having the greater annual compensation from the Company shall be treated as having the larger interest. For purposes of (i) above, the term "officers" means persons whose regular duties include executive administrative duties; however, no more than three (3) Employees or ten percent (10%) of all Employees (up to a maximum of fifty (50)
Employees), whichever is greater, may be counted as officers. If the number of officers of the Company exceeds these limitations, those officers with the highest compensation in the Plan Year containing the Determination Date or any of the four preceding Plan
Years shall be treated as Key Employees.

NON-KEY EMPLOYEE

Any Employee who is not a Key Employee.

TOP HEAVY GROUP

Any Aggregation Group, if as of the Determination Date, the sum of (1) the present value of the accrued benefits for Key Employees under all defined benefit plans included in such group and (2) the aggregate
Account balances of Key Employees under all defined contribution plans included in such group, exceeds sixty percent (60%) of a similar sum determined for all Employees.

TOP HEAVY PLAN

With respect to any Plan Year, of the Company or of any Affiliated Company, any plan or Aggregation Group of plans of the Company or of any Affiliated Company if, as of the Determination Date, the aggregate Account balances of Key Employees under the plan or plans exceeds sixty percent (60%) of the aggregate Account balances of all Employees under such plan or plans.
For purposes of this definition, the term, "Account balances" shall include Account balances of Participants attributable to Employer Contributions, the Account balances attributable to Employees'
Nondeductible Contributions, and the amount of the aggregate distributions, if any, made with respect to any Participant during the five (5) year period ending on the Determination Date, including any distributions under a terminated plan which would have been required to be included in an aggregation group had such plan not been terminated. The Account balances of an individual shall not be taken into account if such in-dividual has not performed any services for the Company at any time during the five year period ending on the Determination Date. The Account balances of a non-key employee with respect to any Plan Year shall not be taken into account if such individual was formerly a Key Employee for any prior Plan Year. Any rollover contributions or transfers that are unrelated (i.e., both initiated by the Employee and made from a plan maintained by one Employer to a plan maintained by another Employer) shall not be taken into account for purposes of determining whether a plan is a Top Heavy
Plan or whether any Aggregation Group is a Top Heavy
Group.

(b)	Vesting Requirements.

With respect to any Plan Year, if as of the relevant Determination Date, this Plan is deemed to be a Top Heavy Plan or part of a Top Heavy Group, the vesting of Plan Benefits for such Plan Year with respect to any Participant who completes one or more Hours of Service after the Plan becomes a Top Heavy Plan or part of a Top Heavy Group will be based upon Years of Service, as defined in Section 2 in accordance with the following vesting schedule, until such time as the Plan is no longer deemed to be top heavy:

Years of Service	Percentage of Accounts Vested

                             One Year				25
                            Two Years				50
                          Three Years				75
                   Four Years or more			100

With respect to any Plan Year, if as of the relevant
Determination Date, this Plan ceases to be a Top Heavy Plan or part of a Top Heavy Group, the vested percentage of a Partici-pant's Account that was nonforfeitable before the Plan ceased to be top heavy will remain nonforfeitable, and any Employee who was a Participant during the Top Heavy Plan Year and who had three or more Years of Service (including any Years of Service not yet taken into account under the Plan) will automatically remain under the top heavy vesting schedule.

(c)	Minimum Benefits.

With respect to any Plan Year, if as of the relevant
Determination Date, this Plan is deemed to be a Top Heavy Plan or part of a Top Heavy Group, Employer Contributions and Forfeitures for such Plan Year for each Participant who is not a Key Employee shall be not less than three percent (3%) of each Participant's Total Compensation until such time as this Plan is no longer deemed to be top heavy. Notwithstanding the foregoing, such percentage for any such Plan Year shall not exceed the highest percentage at which Contributions and Forfeitures are made for such Plan Year for any Key Employee, as determined by dividing the Contribution for such Key Employee by so much of such Key Employee's Total Compensation (including any salary deferrals) for the Plan Year as does not exceed $200,000 (or $150,000 for Plan Years beginning on or after January 1, 1994). Elective contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Section 416(c)(2). However, elective contributions on behalf of Employees other than Key Employees may not be treated as Employer contributions for purposes of the minimum contribution or benefit requirement of Section 416 of the Code.

Amounts paid by the Company under the Federal Insurance
Contributions Act or under the Social Security Act may not be taken into account for purposes of providing the required minimum benefits to Participants who are not Key Employees.

For purposes of this Subsection (c), the term
"Participant" shall refer to any Employee who has not separated from service at the end of the Plan Year, including Employees who have failed to complete 1,000 Hours of Service, and any Employees who have been excluded because their compensation is less than a stated amount but who must nevertheless be considered Participants in order to satisfy the coverage requirements of Section 410(b) of the Code.

(d)	Limitation on Annual Additions.

With respect to any Plan Year, if as of the relevant
Determination Date, this Plan is deemed to be a Top Heavy Plan or part of a Top Heavy Group, the dollar limitation in the denominator of the defined contribution plan fraction and the defined benefit fraction shall be multiplied by 1.0 rather than by 1.25, for purposes of determining the aggregate limit on Contributions and Forfeitures for a Key Employee for such Plan Year, unless the sum of the Key Employees' benefits under all defined contribution plans does not exceed ninety percent (90%) of the total of all Participants' benefits for such Plan Year, and the Employer provides a minimum contribution of not less than four percent (4%) of each Participant's Total Compensation. The minimum benefit otherwise required under this paragraph shall be reduced to the extent a Participant who is not a Key Employee has received a benefit under any other plan maintained by the Employer and to the extent permitted by Section 416 of the Code and the regulations thereunder dealing with nonduplication of minimum benefits.

With respect to any Plan Year, if, as of the relevant Determination Date, any Employee is covered by both a top heavy defined contribution plan and a top heavy defined benefit plan, the minimum benefit provided for each such Participant who is not a Key Employee under the defined contribution plan shall be not less than five percent (5%) of the Participant's Total Compensation; provided, however, that if the Employer desires to use a factor of 1.25 in computing the denominators of the defined benefit fraction and in the denominator of defined contribution fraction, the defined contribution minimum benefit shall be seven and one-half percent (7.5%) of compensation.

Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is a Top Heavy Plan, the accrued benefit of an Employee (other than a Key Employee under a defined benefit plan or target benefit plan) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

                     	Section 22.	EXECUTION.

To record the adoption of this Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 20th day of November, 1997.


HERITAGE BANK OF COMMERCE


(SEAL)					By   /s/ John Rossell
              John E. Rossell, III, President



           By   /s/ Rebecca Levey
              Rebecca A. Levey, Secretary